EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 29, 2020 relating to the financial statements of CEL-SCI Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Potomac, Maryland
January 15, 2021